Exhibit 10.1

AMENDED AND RESTATED LINE OF CREDIT NOTE

$15,000,000.00	Amended and Restated as of November 14, 2022

FOR VALUE RECEIVED, BRIGHT GREEN CORPORATION, a Delaware corporation (the “Borrower”), promises to pay to Lynn Stockwell (the “Lender”), the principal amount of each loan made by the Lender to the Borrower or, if less, the total unpaid principal amount of all loans (each, a “Loan” and, collectively, the “Loans”) made to the Borrower by the Lender under this Line of Credit Note (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Note”), up to an aggregate principal amount of Fifteen Million and 00/100 Dollars ($15,000,000.00), on the Maturity Date (as defined below), together with interest at such rates and payable on such dates as set forth below. The Maturity Date may not be later than the Expiry Date as set forth below.

The Borrower acknowledges and agrees that, notwithstanding any provision of this Note, or any other Facility Document that may be entered into from time to time, the Lender has no obligation to make a Loan under the line of credit evidenced by this Note (the “Line of Credit”) and this Note does not create any contractual or other commitment to lend by the Lender. Any Loan made by the Lender hereunder shall mature and become due on the Maturity Date and the Lender has no commitment to convert or renew any such Loan or make a new Loan. This Note is executed and delivered by the Borrower to the Lender to evidence any Loans that the Lender may extend to the Borrower in the Lender’s sole discretion.

Requests for Loans shall be made in accordance with the procedures outlined in Section 2. The initial Loan made under the original Note dated June 5, 2022 was made in the principal amount of Three Million and 00/100 Dollars ($3,000,000.00). The Base Rate applicable to each Loan shall be as described in the definition of Base Rate below. Each Loan, if made, shall bear interest at the Interest Rate as described below. If the Base Rate becomes temporarily or permanently unavailable, it will be replaced in accordance with the provisions of Section 6.

Section 1. Definitions. As used in this Note, the following terms have the meaning specified below:

“$”, “USD” and “dollars” denote lawful money of the United States of America.

“Applicable Margin” shall mean two percent (2%).

“Base Rate” shall mean the Prime Rate as defined below.

“Borrower” has the meaning set forth in the first paragraph of this Note.

“Business Day” means a day on which commercial banks are authorized to be open for business in the City of New York.

“Default Rate” means, with respect to any Loan, (i) at the time of the Event of Default until the Maturity Date of such Loan, and from and after the Maturity Date of such Loan, a rate per annum equal to 2% above the Interest Rate for such Loan.

“Interest Rate” shall mean the Base Rate plus two percent (2%).

“Lender” is defined in the first paragraph of this Note.

“Electronic Note” is defined in Section 16.

“Event of Default” means an event described in Section 8.

“Facility Documents” means this Note and any other documents or instruments executed as security or collateral for, or a guarantee of, the Loans, or in connection with or as support of, any of the foregoing, whether by the Borrower or a Third Party, and any updates or renewals thereof.

“Governing Law” means the law of the State of New York.

“Interest Payment Date” means the Maturity Date.

“Line Amount” as of November 14, 2022 means $15,000,000.00.

“Line of Credit” is defined in the second paragraph of this Note.

“Loan” and “Loans” are defined in the first paragraph of this Note.

“Maturity Date” means the date that is three (3) years from the date hereof, or the Business Day immediately preceding such 3-year anniversary date if such date is not a Business Day.

“Minimum Initial Loan Amount” means $3,000,000.00, as set forth above.

“Paper-Based Note” is defined in Section 16.

“Prime Rate” means the rate of interest per annum announced from time to time by JPMorgan Chase Bank as its prime rate. Each change in the Prime Rate shall be effective from and including the date the change is announced as being effective. The Prime Rate is a reference rate and may not be JPMorgan Chase’s lowest rate. If the Prime Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Note.

“Replacement Base Rate” means a replacement for the Base Rate as determined by the Lender in consultation with the Borrower, and any overnight rate, forward-looking term rate, and/or compounded rate that is based on or derived therefrom; or

If the Replacement Base Rate would be less than zero, the Replacement Base Rate will be deemed to be zero for purposes of this Note.

“Replacement Base Rate Changes” is defined in Section 6(b).

“Replacement Event” is defined in Section 6(b).

“Third Party” means any party liable with respect to, or otherwise granting support for, this Note, whether by guarantee, subordination, grant of security or otherwise, including, without limitation, any party that is identified as a “Pledgor” or “Guarantor” in the Loan Terms Statement.

Section 2. Requests for Loans, Conversions and Renewals.

(a) Requests for a Loan must be received not later than noon, New York City time, no less than 10 Business Days prior to the date of the proposed borrowing. Proceeds of any Loan extended under this Note shall be credited to an account as directed by the Borrower to the extent permitted by the Lender and subject to such conditions as the Lender may require in its sole discretion; provided, that the Lender is entitled to rely on information provided by the Borrower without investigation.

(b) Subject to such conditions and procedures as the Lender may require in its sole discretion, requests described above can be made by telephone, in writing, electronically or through an Internet portal provided by the Lender. Any request shall be irrevocable and specify: (i) in the case of a Loan request, the amount requested and the borrowing date of such requested Loan, which shall be a Business Day.

(e) The Borrower acknowledges that the Lender will use reasonable procedures to determine that a request described in this Section 2 was provided by the Borrower or someone the Borrower authorized. The Borrower agrees that it shall be bound by any such request or notice that the Lender, in good faith, believes was provided by the Borrower or someone the Borrower authorized, regardless of how such request or notice was transmitted to the Lender and the Lender will not be liable for any loss, cost or expense for acting on such request or notice.

Section 3. Interest; Repayment of Loans.

(a) The principal amount of each Loan outstanding under this Note, together with all accrued interest thereon, shall be due and payable on the Maturity Date.

(b) The Borrower promises to pay interest on the Maturity Date on the unpaid balance of the principal amount of each Loan that accrues from the date such Loan is made until such Loan, together with accrued interest thereon, is repaid in full. After the occurrence of an Event of Default, the Lender may, at its option, by notice to the Borrower (which notice may be revoked at the option of the Lender), declare that all Loans shall bear interest at the Default Rate from and including the date of such Event of Default until such Loans are paid in full, such interest to be payable on demand.

(c) All interest hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and, in each case, shall be payable for the actual number of days elapsed (including the first day, but excluding the last day).

(d) All payments (including any prepayments) hereunder shall be made in lawful money of the United States and in immediately available funds. Any extension of time for the payment of the principal of this Note resulting from the due date falling on a non-Business Day shall be included in the computation of interest.

Section 4. Prepayments.

(a) The Borrower shall have the right at any time and from time to time to prepay any Loan, in whole or in part, subject to prior notice in accordance with clause (b) of this Section and, if applicable, payment of any break funding expenses under clause (c) of this Section.

(b) The Borrower shall notify the Lender of any prepayment under this Section, (i) not later than noon, New York City time, not less than three (3) Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, which shall be a Business Day, and the principal amount of each Loan or portion thereof to be prepaid. Subject to such conditions and procedures as the Lender may require from time to time in its sole discretion, notices can be provided by telephone, in writing, electronically or through an Internet portal provided by the Lender. Each prepayment of a Loan shall be accompanied by accrued interest and, if applicable, break funding payments pursuant to clause (c).

Section 5. Reserved.

Section 6. Base Rate Unavailability.

The Lender will have the right, from time to time, by notice to the Borrower, to make any technical, administrative, or operational changes (including, without limitation, (I) changes to the definitions of Business Day and Interest Payment Date, (II) timing and frequency of determining rates and making payments of interest, (III) inclusion of compounding methodologies and conventions if applicable, and (IV) other administrative matters (collectively, “Replacement Base Rate Changes”)) that the Lender decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of a Replacement Base Rate. The Replacement Base Rate, together with all such Replacement Base Rate Changes as specified in any notice, shall become effective on the date specified by the Lender in the notice, without any further action or consent of the Borrower.

Any determination, decision, or election that may be made by the Lender, including any conclusion that it is not possible to determine an interest rate, any determination with respect to a rate or adjustment or the occurrence or non-occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from the Borrower.

Section 7. Representations and Warranties. The Borrower represents and warrants as of the date of this Note, and as of the date of any request for a Loan, that:

(a) the Facility Documents constitute valid, enforceable and binding agreements, except as may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity;

(b) the execution, delivery and performance by the Borrower of the Facility Documents, and the use of the proceeds of any of the Loans, do not (i) conflict with any agreement by which it is bound or result in the creation of any lien, charge or encumbrance upon the property or assets of the Borrower thereunder (other than pursuant to any Facility Documents) to which the Borrower is a party or is bound or by which its properties may be bound or affected, (ii) violate any provision of any law, rule, regulation (including, without limitation, Regulation U of the Federal Reserve Board), order, writ, judgment or injunction presently in effect having applicability to the Borrower, or (iii) require the consent or approval of any individual, business, governmental authority or other entity; and

(c) no litigation, claim, investigation, administrative proceeding or similar action is pending or, to the best of the Borrower’s knowledge, threatened (i) involving or affecting any material part of the Borrower’s assets, any of the Facility Document collateral, or the transactions contemplated in the Facility Documents or (ii) against the Borrower that, if adversely determined, is likely to have a material adverse effect on the condition of the Borrower. There are currently no material judgments entered against the Borrower and the Borrower is not in default with respect to any judgment, writ, injunction or order of any court or other judicial authority, which default is likely to have or has had a material adverse effect on the condition of the Borrower.

Section 8. Events of Default. If any one or more of the following events shall occur (each an “Event of Default”):

(a) the Borrower fails to pay the principal of, or interest on, this Note, or any other amount payable under this Note, as and when due and payable;

(b) the Borrower or any Third Party (i) fails to observe or perform any other term or agreement of any of the Facility Documents; (ii) makes any materially incorrect or misleading representation to the Lender; (iii) fails to pay when due (whether by scheduled maturity, acceleration, demand or otherwise, and after giving effect to any applicable notice and/or cure periods) any of its indebtedness (including, but not limited to, indebtedness for borrowed money) in excess of $250,000 owing to parties other than the Lender or its affiliates or any interest or premium thereon when due; or (iv) fails to comply with, or perform under any agreement (other than the Facility Documents), now or hereafter in effect, with the Lender or any affiliate of the Lender;

(c) the Borrower or any Third Party: (i) becomes insolvent or unable to pay its debts as they become due, (ii) makes an assignment for the benefit of creditors, (iii) commences any proceeding under any bankruptcy, reorganization, liquidation, insolvency or similar laws, (iv) has had any such petition filed, or any such proceeding has been commenced against it, in which an adjudication is made or order for relief is entered or which remains undismissed for a period of sixty (60) days, (v) has had a receiver, custodian or trustee appointed for all or a substantial part of its property, or (vi) takes any action effectuating, approving or consenting to any of the events described in clauses (i) through (v);

(d) the Borrower or any Third Party dissolves or for any reason ceases to be in existence or merges or consolidates, or if there is a change in the direct or indirect beneficial ownership of the Borrower or any Third Party;

(f) the Borrower or any Third Party is involved in a proceeding which is likely to result in a forfeiture of all or a substantial part of its assets or a judgment in excess of $5,000,000 is entered against the Borrower or any Third Party;

(g) there is, in the opinion of the Lender, a material adverse change in the business or financial condition of the Borrower or any Third Party;

(h) the validity or enforceability of any Facility Document is contested by any party to the Facility Document, or such signatory to the Facility Document denies it has any further liability or obligation under the Facility Document; or

(i) the Borrower fails to furnish any financial information that the Lender may reasonably request from time to time promptly upon the Lender’s request;

THEN, the Lender may, by notice to the Borrower, declare this Note to be due and payable, without presentment, demand, protest, notice of acceleration or intention to accelerate or further notice of any kind, all of which are expressly waived, provided that in the case of an Event of Default described in clause (c) above, this Note shall be immediately due and payable without notice.

Section 9. Expenses. The Borrower will pay to the Lender all reasonable costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Lender in connection with the preparation or modification of the Facility Documents and performance thereof and the exercise of any of the Lender’s rights, remedies or obligations under the Facility Documents.

Section 10. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles, and with the laws of the United States of America as applicable.

Section 11. Jurisdiction. To the extent not prohibited, the Borrower: (i) agrees that all claims related to this Note may be adjudicated by a state or federal court sitting in New York County, (ii) agrees that any proceeding brought against the Lender shall be brought only in a state or federal court in New York County, and (iii) agrees that the Lender may comply with service of process requirements in any such proceeding by mailing (via prepaid registered or certified U.S. mail) documents to be served in accordance with the notice provisions of Section 13. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction and waives any defense on the basis of an inconvenient forum. Nothing herein shall affect the right of the Lender to serve legal process in any other manner permitted by law or affect the right of the Lender to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdiction.

Section 12. WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER EACH WAIVE ANY RIGHT TO JURY TRIAL.

Section 13. Miscellaneous.

(a) The provisions of this Note are intended to be severable. If any provision of this Note is held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions thereof in any jurisdiction.

(b) Except for changes the parties have agreed may be made by the Lender in the Lender’s discretion without consultation with the Borrower, no amendment or modification of any provision of this Note shall be effective unless the same shall be executed by the Borrower and the Lender. A waiver by the Lender of a provision of this Note shall not constitute a waiver of the Lender’s right to otherwise demand strict compliance with that provision or any other provision of this Note. Whenever the consent of the Lender is required under this Note, the granting of such consent shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the Lender’s sole discretion. The Lender shall not be deemed to have waived any rights under this Note unless such waiver is in writing and signed by the Lender.

(c) No delay on the part of the Lender in the exercise of any right or remedy waives that right or remedy. No single or partial exercise by the Lender of any right or remedy precludes any other future exercise of it or the exercise of any other right or remedy. The rights and remedies in this Note are cumulative and not exclusive of any rights and remedies which the Lender may have under law or under other agreements or arrangements with the Borrower. The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note except for any notices expressly required by this Note.

(d) If the term “Borrower” is or becomes defined to include more than one party, then the obligations, representations and warranties of the Borrower hereunder shall be joint and several regardless of any change in business relations, divorce, legal separation or other legal proceedings and regardless of any agreement that may affect liabilities between or among such parties, and the Lender shall be entitled to act on notices and requests from any one of the parties without the consent of the other party(ies).

(e) The obligations of the Borrower under this Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to the Lender limiting rates of interest which may be charged or collected by the Lender.

(f) Except as otherwise permitted in this Note, notices (including, without limitation, interest statements) shall be addressed to the Lender as set forth in the Lender’s signature block below, and to the Borrower addressed as set forth in the Borrower’s signature block below, or any email address that the Borrower has provided to the Lender as the Borrower’s email address (or at such other number or address as shall be designated by one party to the other by telephone or in the manner provided for in this Section) and either given electronically or in writing by hand, overnight courier, certified or registered mail, or regular mail. Notices sent by hand, overnight courier, certified or registered mail, or regular mail shall be deemed to have been given when delivered. Notices sent to an email address shall be deemed received when sent, provided, that, if such notice is not sent during normal business hours, such notice shall be deemed to have been sent and received at the opening of business on the next Business Day. All notices by the Lender properly addressed to the Borrower shall be deemed to have been personally delivered to the Borrower whether actually received or not.

(g) Reserved.

(h) Each reference to the Lender shall be deemed to include its successors, endorsees and assigns, in whose favor the provisions hereof shall inure. Each reference to the Borrower shall be deemed to include its successors and assigns, all of whom shall be bound by the provisions hereof. This Note shall be binding on the Borrower and shall inure to the benefit of the Lender, except that the Borrower may not delegate or assign any of its rights or obligations hereunder without the prior written consent of the Lender.

(i) This Note, any amendment to this Note and any agreement, notice or other communication required by this Note to be “written” or “in writing” may be executed in any number of counterparts, including counterparts that are executed on paper and counterparts that are electronic records and are executed using electronic signatures generated through the electronic execution process provided by the Lender or such other electronic execution process acceptable to the Lender in its sole discretion. Each counterpart of such document, when so executed, shall be deemed an original but all such counterparts shall constitute one and the same document. Delivery of a manually executed counterpart of a signature page of such document by emailed PDF or JPEG from the Borrower’s e-mail address on file with the Lender, or any other electronic means acceptable to the Lender in its sole discretion that reproduces an image of such manually executed signature page, shall each be effective as delivery of a manually executed counterpart of such document; provided, that, the Lender, in its sole discretion, can require subsequent delivery of the manually executed counterpart of a signature page.

(j) The date, amount, Base Rate of, Maturity Date of, Applicable Margin of, and the Interest Rate with respect to, each Loan evidenced hereby, and all payments of principal and/or interest thereof shall, in each case, be evidenced by records maintained by the Lender in the ordinary course of business and such records shall be presumptively correct absent manifest error and any failure to so record or any error in doing so shall not limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to any Loan made hereunder.

Section 14. Use of Proceeds. The Borrower agrees that it will not, directly or indirectly, use the proceeds of any Loan under this Note or make available such proceeds to any person or entity: (i) to fund any activities or business of or with any person or entity, or in any country or territory, that, at the time of such funding is the subject of any economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including the U.S. Department of the Treasury’s Office of Foreign Assets Control or the U.S. Department of State or (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money or anything else of value, to any person in violation of any applicable laws, rules, or regulations relating to bribery or corruption.

Section 15. Reserved.

Section 16. Conversion From Electronic Note to Paper-Based Note. If this Note is executed electronically (“Electronic Note”), the Lender and any person to whom this Electronic Note is later transferred shall have the right to convert this Electronic Note at any time into a paper-based Note (“Paper-Based Note”). In the event this Electronic Note is converted into a Paper-Based Note:

(a) the Paper-Based Note will be an effective, enforceable and valid instrument;

(b) the execution of this Electronic Note will be deemed issuance and delivery of the Paper-Based Note;

(c) the printing of the representation of the electronic signature for the Borrower upon the Paper-Based Note from the system in which the Electronic Note is stored will be deemed the original signature for the Borrower on the Paper-Based Note and will serve to indicate the Borrower’s present intention to authenticate the Paper-Based Note;

(d) the Paper-Based Note will be a valid original writing for all legal purposes; and

(e) upon conversion to a Paper-Based Note, the Borrower’s obligations in the Electronic Note shall automatically transfer to, and be contained in, the Paper-Based Note, and the Borrower intends to be bound by such obligations.

Section 17. Execution and Use of Electronic Records and Signatures. If the Borrower has received and reviewed this Note electronically, then the Borrower agrees that this Note may be in the form of an electronic record and may be executed using electronic signatures generated through the electronic execution process provided by the Lender or such other electronic execution process acceptable to the Lender in its sole discretion. Any electronic signature on or associated with this Note and accepted by the Lender shall be valid and binding on the signer to the same extent as a manual signature and upon application thereof, this Note will constitute a legal, valid, and binding obligation enforceable in accordance with its terms to the same extent as if manually executed. Notwithstanding any other provision of this Note, at the Lender’s option and in the Lender’s sole discretion, any agreement, amendment, notice or other communication required by this Note to be “written” or “in writing” may be in the form of an electronic record and may be executed using electronic signatures generated through the electronic execution process provided by the Lender or such other electronic execution process acceptable to the Lender in its sole discretion.

Section 18. Amendment and Restatement. Except as amended herein, all terms and conditions of the original of this Note dated June 5, 2022 remain in full force and effect. This is an amendment to the existing Note. It is not a novation or other modification of any kind.

[NO FURTHER TEXT; SIGNATURE PAGE FOLLOWS]

BRIGHT GREEN CORPORATION, BORROWER

By:	/s/ Saleem Elmasri
Name:	Saleem Elmasri
Title:	Chief Financial Officer

Borrower’s Address:

401 East Las Olas Blvd Suite 1400
Fort Lauderdale, FL 33301
United States

LYNN STOCKWELL, LENDER

By:	/s/ Lynn Stockwell
Name:	Lynn Stockwell
Title:	Director

Lender’s Address: